CONTROL NO.

         MAXIMUM PRIMARY SUBSCRIPTION SHARES AVAILABLE

     THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 16, 1999*

                            KEMPER HIGH INCOME TRUST
             RIGHTS TO SUBSCRIBE FOR SHARES OF BENEFICIAL INTEREST

                            SUBSCRIPTION CERTIFICATE

     Kemper High Income Trust (the "Fund") issued to its shareholders of record ("Record Date Shareholders"), as of the close of business on March 23, 1999 (the "Record Date"), transferable rights ("Rights") entitling the holders thereof to subscribe for shares ("Shares") of the Fund's shares of beneficial interest, $.01 par value (the "Shares"), at a rate of one Share for every three Rights held (1-for-3). The terms and conditions of the Rights offer (the "Offer") are set forth in the Fund's March 22, 1999 Prospectus (the "Prospectus") incorporated herein by reference. The owner of this Subscription Certificate, or assignee, is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription (other than those Rights which cannot be exercised because they represent the right to subscribe for less than one Share) are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                               SAMPLE CALCULATION

                   PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-3)

No. of shares owned on the Record Date  302/3       =     100 new shares
                                        (equals no. of    (ignore
                                        Rights issued)    fractions)

                          THE RIGHTS ARE TRANSFERABLE

     The Rights are transferable until the Expiration Date April 16, 1999. The Rights will be listed for trading on the New York Stock Exchange under the symbol "KHI.RT". If you wish to sell all or a portion of your Rights through the Subscription Agent, the Rights must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on April 14, 1999, two business days prior to the Expiration Date.

                               SUBSCRIPTION PRICE


     The Subscription Price will be $8.30 per share.


                          METHOD OF EXERCISE OF RIGHTS


     IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT OF THE SUBSCRIPTION PRICE FOR THE SHARES SUBSCRIBED, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, FIRST DATA INVESTOR SERVICES GROUP, INC., BEFORE 5:00 P.M., NEW YORK CITY TIME, ON APRIL 16, 1999 (THE "EXPIRATION DATE")*.


     Full payment of the Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and, for Record Date Shareholders only, the Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to Kemper High Income Trust. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third business day (April 21, 1999) after the Expiration Date (April 16, 1999). For additional information, see the Prospectus.

     Certificates for the Shares acquired pursuant to the Primary Subscription will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible.

                                      Account #:
                                      Control #:
                                      Number of Rights Issued:
                                      CUSIP #:
                                                             (continued on back)


-----------------------------------------------------------------------------------------------------------------------------------
    BY FIRST CLASS MAIL:                       BY OVERNIGHT COURIER:                      BY HAND:
-----------------------------------------------------------------------------------------------------------------------------------
    State Street Bank and Trust Company        State Street Bank and Trust Company        Securities Transfer and Reporting
    Corporate Reorganization                   Corporate Reorganization                   Services, Inc.
    P.O. Box 9573                              40 Campanelli Drive                        c/o Boston EquiServe
    Boston, Massachusetts 02205-9573           Braintree, Massachusetts 02184             100 William St. Galleria
    U.S.A.                                     U.S.A.                                     New York, New York 10038
                                                                                          U.S.A.
-----------------------------------------------------------------------------------------------------------------------------------

  Delivery to an address other than one of the addresses listed above will not constitute valid delivery.
                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:


[ ] I apply for ALL of my entitlement of new shares pursuant to the Primary Subscription ____________ X $8.30 = $________
                      (no. of new shares)



[ ]  I apply for new shares pursuant to the Over-Subscription
     Privilege**                ____________ X $8.30 = $________
                                 (no. of additional shares)


IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:


[ ]  I apply for
                                ____________________ X $8.30 = $________
                                (no. of new shares)
       Amount of check enclosed                             ____________


[ ]  Sell any remaining Rights

[ ]  Sell ALL of my Rights

Note: If I apply for ALL of my entitlement of new shares pursuant to the Primary Subscription, I hereby authorize the Subscription Agent, in accordance with the procedures described in the Prospectus, to sell any Rights I am unable to exercise because such Rights represent the right to subscribe for less than one share. If I have checked either box to a sale of Rights, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

SECTION 2: SUBSCRIPTION AUTHORIZATION

    I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege.

    I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Fund may exercise any of the remedies set forth for in the Prospectus.

Signature of subscriber(s) ___________________________________________________

    ______________________________________________________

    ______________________________________________________
    Telephone number (including area code)(   )
    _________________________________________________

If you wish to have your shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address above and note if it is a permanent change.

SECTION 3: TRANSFER NOTIFICATION (except pursuant to a sale through the Subscription Agent)

    For value received, I request ____________ Rights (in a number evenly divisible by three) represented by the Subscription Certificate be assigned to:

Name of Assignee:
-------------------------------------------------------------
Address of Assignee:
-----------------------------------------------------------
Signature of Assignor:
----------------------------------------------------------

IMPORTANT: The Signature(s) must correspond with the name(s) printed on your Subscription Certificate. Your signature must be guaranteed by: a commercial bank, trust company or savings and loan association, or by a member firm of a national securities exchange, whose signature(s) is known to the transfer agent of the Fund.

Signature guaranteed by:
--------------------------------------------------------

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.

SECTION 4: DESIGNATION OF BROKER-DEALER

    The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:

FIRM:
--------------------------------------------
REPRESENTATIVE NAME:
                    -----------------------
REPRESENTATIVE NUMBER:
                      ---------------------

---------------
*  Unless the Offer is extended.

** You can only participate in the Over-Subscription Privilege if you are a Record Date Shareholder and have subscribed for your full entitlement of new Shares pursuant to the Primary Subscription.


    Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, Shareholder Communications Corporation, (800) 618-7826. Banks and brokers should call (800) 877-8579 ext. 113.